[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

AMENDMENT NO. 1 to the

EXCLUSIVE LICENSE AGREEMENT

Between

THE JOHNS HOPKINS UNIVERSITY

&

IMMUNOCELLULAR THERAPEUTICS, LTD.

This Amendment No. 1 (“Amendment No. 1”) is made effective as of the date the last party hereto has executed this Amendment No. 1 (the “Amendment No. 1 Effective Date”) by and between Immunocellular Therapeutics, LTD, a Delaware corporation, having an address at 23622 Calabasas Road, Suite 300, Calabasas, CA 91302 (“Company”) and The Johns Hopkins University, a corporation of the state of Maryland, having a principal place of business for the purposes of this Amendment No. 1 at 100 N. Charles Street, Baltimore, Maryland 21201 (“JHU”).

RECITALS

Whereas, JHU and Company (the “Parties”) are parties to that certain Exclusive License Agreement JHU Ref. No. A20530 effective February 16, 2012 (the “Agreement”); and

Whereas, the Parties now desire to amend the Agreement as set forth below.

Now, Therefore, in consideration of the premises and mutual covenants and agreements contained herein, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:

1.	Amendment to Paragraph 5.4 Developmental Obligations.

Paragraph 5.4 shall be deleted in its entirety from the Agreement and replaced with the following:

	5.4	Developmental Obligations. Best efforts shall be demonstrated, among other ways, by the achievement of the following diligence milestones:

Event		Date
(i)	the first screened patient in any trial
	subsequent to the current trial	July 1, 2017

For clarity, “first screened patient” shall mean the first patient screened for histocompatibility status prior to dosing.

With regard to the diligence milestone specified in Paragraph 5.4(i), Company may extend such milestone by one (1) year with written notice to JHU prior to the due date thereof specified in Paragraph 5.4(i) and upon paying JHU a non-creditable, nonrefundable fee of [ * ] within thirty (30) days after such notice. The Company may extend the milestone for an additional one (1) year period by written notice to JHU prior to expiration of the initial one (1) year extension period and payment to JHU of a non-creditable, non-refundable fee of [ * ] within thirty (30) days after such written notice.

Company shall provide JHU with notice, as provided hereunder in Paragraph 10.6, within thirty (30) days of achieving the diligence milestone.

Unless otherwise specifically defined in this Amendment No. 1, all capitalized terms used herein shall have the meaning given to such terms in the Agreement.  Except as explicitly amended by this Amendment No. 1, all other terms and conditions of the Agreement shall remain in full force and effect and apply fully to the terms of this Amendment No. 1 as if part of the Agreement.

In Witness Whereof, the Parties, intending to be legally bound, have caused this Amendment No. 1 to be executed by their respective duly authorized representatives.

THE JOHNS HOPKINS UNIVERSITY		IMMUNOCELLULAR THERAPEUTICS, LTD.

By:	/s/ Wesley D. Blakeslee J.D. CLP	By:	/s/ Andrew Gengos
	Wesley D. Blakeslee J.D. CLP		Andrew Gengos
	Executive Director		President and CEO

Date:	9/24/2013	Date:	9/17/2013

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.